EMPLOYMENT EXTENSION AGREEMENT

This EMPLOYMENT EXTENSION AGREEMENT (the "Extension Agreement"), is entered into as of April 29, 2015 (the "Extension Date"), by and between DLH HOLDINGS CORP. (the "Company") and ZACHARY C. PARKER (the "Executive").

RECITALS:

WHEREAS, the Company and the Executive have entered into an Employment Agreement dated as of February 10, 2010 (the "Employment Agreement") and an amendment to such Employment Agreement dated as of November 21, 2012 (the "Amendment"), under which the Executive is currently employed as the Company's President and Chief Executive Officer for a term expiring on September 30, 2015;

WHEREAS, the Amendment provides that upon the mutual written consent of the Company and Executive, at any time prior to the expiration of the Employment Agreement, the term of the Employment Agreement shall be extended for an additional period of one (1) year;

WHEREAS, the Company and the Executive wish to extend the term of the Employment Agreement for a period of one year expiring on September 30, 2016.

NOW, THEREFORE, in consideration of the foregoing and the mutual undertakings contained in this Extension Agreement, the parties agree as follows:

1. Extension of the Employment Agreement Term. The Company and the Executive hereby agree and consent to the exercise of the one year option as described in Section 8.1 of the Amendment and to extend the Term of the Employment Agreement, as amended to date, from September 30, 2015 to September 30, 2016. Accordingly, the Company and the Executive hereby agree that from and after the Extension Date, the term "Expiration Date", as used in the Employment Agreement, shall mean and be September 30, 2016 (the "Extension Term").

2. Bonus Payment. In consideration for the agreement of the Executive to extend the term of his employment beyond the expiration date set forth in the Amendment, the Company agrees to pay to the Executive a cash bonus of $50,000, within 15 days from the date hereof.

3. Modification; Full Force and Effect. Except as expressly modified and superseded by this Extension Agreement, the terms, representations, warranties, covenants and other provisions of the Employment Agreement, as amended to date, are and shall continue to be in full force and effect in accordance with their respective terms until the expiration of the Extension Term or any earlier termination of the Employment Agreement. To the extent there are any inconsistencies or ambiguities between the specific subject matter of this Extension Agreement and the Employment Agreement, as amended to date, the terms of this Extension Agreement shall control.

4. References to the Employment Agreement. After the date hereof (i) the applicable portions of this Extension Agreement shall be a part of the Employment Agreement (as amended to date), and (ii) all references in the Employment Agreement (as amended to date) to "this Employment Agreement," "this Agreement" and phrases of similar import, shall give effect to this Extension Agreement.

5. Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Employment Agreement, as previously amended.

6. Governing Law. This Extension Agreement shall be governed and construed in accordance with the laws of the State of Georgia, without reference to its conflict of laws rules.

7. Entire Agreement; Modifications. This Extension Agreement contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter. This Extension Agreement may not be amended or modified except in the manner for an amendment of the Employment Agreement as set forth therein. The observance of any term of this Extension Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively) in the manner set forth in the Employment Agreement and the failure of any party at any time or times to require performance of any provision hereof shall in no manner affect the rights at a later time to enforce the same. No waivers of or exceptions to any term, condition, or provision of this Extension Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition, or provision. This Extension Agreement shall be binding upon and shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

8. Execution in Counterparts. This Extension Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same instrument. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

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IN WITNESS WHEREOF, the parties hereto have individually signed this Extension Agreement, and in the case of the Company, have caused this Extension Agreement to be signed by its authorized representative, all as of the date first written above.

DLH HOLDINGS CORP.

By: ______________________________

Name: William H. Alderman

Title: Chairman, Management Resources and Compensation Committee

EXECUTIVE

By: ______________________________

Zachary C. Parker

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